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                                                                      EXHIBIT 21

                             AMSOUTH BANCORPORATION
                              LIST OF SUBSIDIARIES

  The following is a list of all subsidiaries of AmSouth Bancorporation and the jurisdiction in which they were organized. Each subsidiary does business under its own name.

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      NAME                                        JURISDICTION WHERE ORGANIZED
      ----                                       ------------------------------
      AmSouth Bank of Alabama...................            Alabama
       AmSouth Leasing Corporation..............            Alabama
       AmSouth Investment Services, Inc.........            Alabama
       AmSouth Riverchase, Inc..................            Alabama
       Fifth Avenue Realty Company.............. (unincorporated joint venture)
       First Gulf Insurance Agency, Inc.........            Alabama
       Five Points Capital Advisors, Inc........            Alabama
       National Properties and Mining Company,
        Inc.....................................            Delaware
       Rockhaven Asset Management, LLC..........            Delaware
      Alabanc Properties, Inc...................            Delaware
      AmSouth Bank of Florida...................            Florida
       AmSouth Insurance Agency, Inc............            Florida
       AmSouth Real Estate Holdings, Inc........            Alabama
        AmSouth Real Estate Management, Inc.....            Alabama
       AmSouth Retirement Services, Inc.........            Florida
       Fortune Mortgage Corporation.............            Florida
       Service Mortgage and Insurance Agency,
        Inc.....................................            Florida
      AmSouth Bank of Georgia...................            Georgia
      AmSouth Bank of Tennessee.................           Tennessee
       FMLS, Inc................................           Tennessee
      AmSouth Bank of Walker County.............            Alabama
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